                                                                    EXHIBIT 10.2

                           PIGAP SETTLEMENT AGREEMENT

         This PIGAP Settlement Agreement (this "Agreement") is made as of May 14, 2003 by and among Schlumberger Technology Corporation ("STC"), Schlumberger Oilfield Holdings Limited ("SOHL"), Schlumberger Surenco S.A. ("Surenco"), Hanover Compressor Company ("Hanover") and Hanover Compression Limited Partnership ("Purchaser").

         WHEREAS, the parties hereto are parties to that certain Purchase Agreement dated as of June 28, 2001, as amended by that certain Amendment No. 1 to Purchase Agreement dated as of August 30, 2001 (together, the "Purchase Agreement").

         WHEREAS, Camco International Inc. ("Camco") has been merged with and into STC.

         WHEREAS, any capitalized terms used and not defined herein (including Annex A hereto) shall have the meanings ascribed to them in the Purchase Agreement.

         WHEREAS, the WilPro Interest was transferred by Surenco to Hanover Cayman, Limited ("Hanover Cayman") at the Closing under the Purchase Agreement.

         WHEREAS, pursuant to Section 1.7 of the Purchase Agreement, Purchaser had the option in certain circumstances to put the WilPro Interest back to Surenco. Purchaser and Surenco desire that Purchaser retain the WilPro Interest and that the PIGAP Put be terminated and that certain other matters and issues that have arisen or may arise among the parties be settled.

         WHEREAS, Hanover and certain of its officers and directors are named defendants in private litigation arising out of or based, inter alia, on the 2002 restatements of Hanover's financial statements and the events giving rise thereto.

         Now, therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                            TERMINATION AND EXCHANGE

         1.1 PIGAP Put. The PIGAP Put is hereby terminated and neither Surenco nor any of its Affiliates shall have any obligation to purchase or to assume the WilPro Interest and from this day forward Surenco and its Affiliates shall have no obligations or liabilities to Purchaser and its Affiliates with respect to the WilPro Interest, including, without limitation, with respect to the PIGAP Put and any provision of the Purchase Agreement relating thereto.

         1.2 Hanover Note. The Hanover Note is hereby amended, modified and re-issued as the security (the "Security") representing the Zero Coupon Subordinated Notes due March 31, 2007 in the form of Exhibit A issued pursuant to the Indenture dated the date hereof between Hanover and Wachovia Bank, as Trustee, attached hereto as Exhibit B (the "Indenture"). In connection with the execution and delivery of this Agreement, Hanover shall execute and deliver to STC (i) the Indenture and (ii) the Security. In addition, each of STC and Hanover shall execute and deliver the offset rights agreement attached hereto as Exhibit C.

         1.3 Consent and Agreement. Each of Surenco, Hanover Cayman, Williams International PIGAP Limited and WilPro Energy Services (PIGAP) Limited shall execute and deliver the Consent and Agreement attached hereto as Exhibit D.

         1.4 Registration Rights Agreement. Each of STC and Hanover shall execute and deliver the Registration Rights Agreement dated the date hereof attached hereto as Exhibit E with respect to the Zero Coupon Subordinated Notes due 2007 issuable by Hanover pursuant to the Indenture (the "Registration Rights Agreement").

         1.5 Financing Obligation. Any and all obligations of Hanover to pay Surenco and its Affiliates up to Fifty Eight Million Dollars ($58,000,000) pursuant to Section 1.2(a)(ii) of the Purchase Agreement are hereby terminated and replaced with the non-recourse promissory note (the "Non-Recourse Note") attached hereto as Exhibit F. Each of Hanover Cayman and Surenco shall execute and deliver the Assignment and Security Agreement dated the date hereof attached hereto as Exhibit G.

         1.6 Credit Support for WilPro. The obligation of Surenco and its Affiliates to provide any additional funding, credit support or involvement in connection with the refinancing of the WilPro Interest by Overseas Private Investment Corporation and ABN AMRO N.V., as SACE Facility Agent and Administrative Agent, is hereby terminated as set forth in Exhibit H hereto.

         1.7 Indemnification Agreement. Hanover shall execute and deliver the Indemnification Agreement dated the date hereof attached hereto as Exhibit I.

         1.8 Changes to Credit Agreement. The parties hereto agree that if, prior to the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) being declared effective by the Securities and Exchange Commission (the "SEC"), (a) the definition of "Consolidated EBITDA" contained in the Credit Agreement (as defined in the Indenture), as in effect on the date hereof, is amended to add back expenses and losses resulting from the settlement of litigation or the settlement with a Governmental Authority (as defined in the Indenture) due to inquiries or investigations by one or more Governmental Authorities (collectively, the "Settlements"), the definition of "Consolidated EBITDA" contained in the Indenture shall be amended in the same manner and (b) the definition of "Consolidated Indebtedness" contained in the Credit Agreement, as in effect on the date hereof, is amended to exclude from Consolidated Indebtedness any Indebtedness incurred as a result of the Settlements, the definition of "Consolidated Indebtedness" contained in the Indenture shall be amended in the same manner; provided that (i) any such amendment to the Credit Agreement shall not effect the calculation of the Consolidated Leverage Ratio under the Credit Agreement (other than such effects caused by the changes to the definitions resulting from the amendments described above), (ii) Hanover's efforts to effect the above amendments to the Credit Agreement shall not effect or delay its efforts or obligations to file the Shelf Registration Statement with the SEC and to cause the Shelf Registration Statement to be declared effective by the SEC as provided in the Registration Rights Agreement and (iii) all costs and expenses associated with preparing any amendment or supplement to the Shelf Registration Statement and filing the same with the SEC to effect the above amendments shall be borne by Hanover.

         1.9      Accredited Investor.

                  (a) STC is acquiring the Security under this Agreement for its own account and not with a view to any distribution of the Security in violation of the federal securities laws.

                  (b) STC understands that the Security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any federal or state law by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the accuracy of its representations made in this
         Section 1.9.

                  (c) STC is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

                  (d) STC understands that the Security is a "restricted security" under applicable federal securities laws and that the Securities Act and the rules of the SEC thereunder provide in substance that it may dispose of the Security only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that Hanover has no obligation to register the Security except as contemplated by the Registration Rights Agreement.

                  (e) Surenco is acquiring the Non-Recourse Note under this Agreement for its own account and not with a view to any distribution of the Non-Recourse in violation of the federal securities laws.

                  (f) Surenco understands that the Non-Recourse Note has not been registered under the Securities Act or any federal or state law by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the accuracy of its representations made in this Section 1.9.

                  (g) Surenco is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

                  (h) Surenco understands that the Non-Recourse Note is a "restricted security" under applicable federal securities laws and that the Securities Act and the rules of the SEC thereunder provide in substance that it may dispose of the Non-Recourse Note only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that Hanover has no obligation to register the Non-Recourse Note.

                                   ARTICLE II
                                     RELEASE

         2.1 Release by Schlumberger Parties. As partial consideration for the agreement by Hanover and Purchaser (collectively, the "Hanover Parties") to enter into this Agreement, each of STC, SOHL and Surenco (collectively, the "Schlumberger Parties"), for itself and for its past, present and future divisions, subsidiaries and Affiliates (which includes Schlumberger Limited and its direct and indirect subsidiaries) and each of their respective predecessors, successors, assigns and legal representatives, officers, directors, agents and employees, and each of their respective heirs, legal representatives, insurers and assigns (the "Schlumberger Releasing Parties"), does hereby fully, finally and forever remise, release, acquit and discharge each of the Hanover Parties, and each of their respective past, present and future divisions, subsidiaries (including, without limitation, Hanover Cayman) and Affiliates, and each of their respective predecessors, successors, assigns and past and present legal representatives, officers, directors, agents (other than PricewaterhouseCoopers, LLP) and employees, and each of their respective heirs, legal representatives, insurers and assigns and GKH (the "Hanover Released Parties") of and from all Released Claims, and hereby quit-claims, waives any right to, and covenants not to sue any Hanover Released Party with respect to any Released Claim, that any Schlumberger Releasing Party has, had or may, can or shall have, hold, own or claim to have, own or hold, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement. Notwithstanding anything herein to the contrary, the Schlumberger Releasing Parties are not releasing any Claims against PricewaterhouseCoopers, LLP, including without limitation Claims asserted in the January 24, 2003 complaint captioned Plumbers & Steamfitters, Local 137 Pension Fund and John Petti v. PricewaterhouseCoopers, LLP, Case No. H-03-0300.

         2.2 Release by Hanover Parties. As partial consideration for the agreement by the Schlumberger Parties to enter into this Agreement, each of the Hanover Parties, for itself and for its past, present and future divisions, subsidiaries (including, without limitation, Hanover Cayman) and Affiliates and each of their respective predecessors, successors, assigns and past and present legal representatives, officers, directors, agents and employees, and each of their respective heirs, legal representatives, insurers and assigns (the "Hanover Releasing Parties"), does hereby fully, finally and forever remise, release, acquit and discharge each of the Schlumberger Parties, and each of their respective past, present and future divisions, subsidiaries and Affiliates (including Schlumberger Limited and its direct and indirect subsidiaries), and each of their respective predecessors, successors, assigns and legal representatives, officers, directors, agents and employees, and each of their respective heirs, legal representatives, insurers and assigns (the "Schlumberger Released Parties") of and from all Released Claims, and hereby quit-claims, waives any right to, and covenants not to sue any Schlumberger Released Party with respect to any Released Claim, that any Hanover Releasing Party has, had or may, can or shall have, hold, own or claim to have, own or hold, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

         2.3 Complete Defense. Each of the Schlumberger Parties and the Hanover Parties further understands and agrees that the releases included in this Agreement shall be treated as a full and complete defense to, and will forever be a complete bar to the commencement or prosecution of any and all Released Claims arising out of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, which may be brought, instituted or taken by any Schlumberger Releasing Party against any Hanover Released Party or by any Hanover Releasing Party against any Schlumberger Released Party.

         2.4 Unknown Claims. Each of the Schlumberger Parties and the Hanover Parties understands and agrees that there is a risk that, subsequent to the execution of this Agreement and the releases and indemnification included herein, a Schlumberger Releasing Party or a Hanover Releasing Party will discover, incur or suffer Released Claims which were unknown or unanticipated at the time this Agreement was executed which, if known by a Schlumberger Releasing Party or a Hanover Releasing Party on the date this Agreement is executed, may have materially affected the decision of a Schlumberger Party or a Hanover Party to execute this Agreement. Each of the Schlumberger Parties and the Hanover Parties understands and agrees that, by reason of the releases and indemnification agreed to by it herein, it is assuming the risk of such unknown Released Claims and agrees that its release and indemnification of the persons and entities referred to in this Article II applies to any and all such Released Claims.

         2.5 No Admission. Each of the Schlumberger Parties and the Hanover Parties further understands and agrees that entering into the Agreement (and the releases and indemnification included herein) is not to be construed as an admission of liability, or violation of any law or regulation or contract by any Schlumberger Released Party or any Hanover Released Party.

         2.6 Full and Complete Settlement. The Schlumberger Parties and the Hanover Parties each intend that the releases and indemnification agreed to by it herein be complete and not subject to a claim of mistake of fact and that it expresses a FULL AND COMPLETE SETTLEMENT of the Released Claims. Regardless of the adequacy or inadequacy of the consideration paid, the release and indemnification included herein is intended to settle or avoid litigation and/or settle the Released Claims, and to be final and complete.

         2.7 Definitions. For purposes of this Article II and Annex A hereto, the following terms shall have the meanings set forth below:

                  (a) "Claims" shall mean any and all claims, counterclaims, demands, suits, proceedings, actions, causes of action, charges, losses, costs, debts, dues, attorneys' fees, sums of money, accounts, personal injuries, reckoning, bonds, bills, specialties, covenants, contracts, obligations, guarantees, liens, variances, trespasses, judgments, extents, executions, damages, controversies, liabilities, promises, agreements, acts or omissions, in each case of any kind or nature, at law or in equity, whether known or unknown, whether suspected or unsuspected, whether accrued or contingent, whether presently existing or having existed in the past or arising in the future.

                  (b) "GKH" shall mean GKH Partners, L.P., GKH Investments, L.P., GKH Private Limited, HGW Associates, L.P., DWL Lumber Corp. and JAKK Holding Corp., each of their respective present and former parents, subsidiaries and affiliates, the present and former trustees, directors, officers, shareholders, general partners, limited partners, employees, agents, attorneys and representatives of each of the foregoing and the predecessors, successors and assigns of each of the foregoing.

                  (c) "Hanover Litigation" shall mean the private litigation against Hanover (and any other party or parties) arising out of or based on the Hanover Restatements, including without limitation litigation brought under federal or state securities laws, the

         Employee Retirement Security Act, or as shareholder derivative suits and the litigation set forth on Annex B.

                  (d) "Hanover Restatements" shall mean the restatements of Hanover's financial statements, which restatements were made and filed with the SEC during calendar year 2002, the press reports related thereto made prior to the date hereof and the events giving rise thereto that were expressly publicly disclosed in such filings and press releases prior to the date hereof.

                  (e) "Released Claims" shall mean any and all Claims listed on Annex A.

         2.8      Indemnification.

                  (a) General. The Hanover Parties hereby agree to jointly and severally indemnify, defend and hold harmless the Schlumberger Released Parties, including without limitation Rene Huck, with respect to all Losses (as defined in the Purchase Agreement) suffered by any of the Schlumberger Released Parties as a result of the assertion of any Claim by a person other than (i) a Schlumberger Released Party or (ii) PricewaterhouseCoopers, LLP, against a Schlumberger Released Party relating to, arising out of or in connection with the Hanover Restatements, including a Claim made in connection with the Hanover Litigation.

                  (b) Process for Third Party Claims. The Schlumberger Released Party seeking indemnification pursuant to Section 2.8(a) shall notify Hanover of the assertion of any Claim by a person other than a Schlumberger Released Party in respect of which indemnity may be sought under Section 2.8(a); provided that the failure to notify Hanover will not relieve Hanover or the Purchaser of any liability under Section 2.8(a) except to the extent that Hanover demonstrates that its defense of such Claim is materially prejudiced by its failure to receive timely notice. Hanover shall assume the defense of any such Claim. The Schlumberger Released Party seeking indemnification may, at its own expense: (a) participate in the defense of any such Claim, and (b) upon notice to Hanover, at any time during the course of any such Claim, assume the defense thereof with counsel of its own choice and in the event of such assumption, shall have the exclusive right, subject to Section 2.8(c), to settle or compromise such Claim. If the Schlumberger Released Party assumes such defense, Hanover shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Schlumberger Released Party.

                  (c) Settlement or Compromise. Any settlement or compromise made or caused to be made by Hanover, Purchaser or any Schlumberger Released Party, as the case may be, of any Claim referred to in Section 2.8(b) shall also be binding upon Hanover, Purchaser or the Schlumberger Released Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that: (a) no obligation, restriction or Loss (as defined in the Purchase Agreement) shall be imposed on any Schlumberger Released Party as a result of such settlement or compromise by Hanover or Purchaser without its prior written consent, and (b) no obligation, restriction or Loss shall be imposed on Hanover or Purchaser as a result of such settlement or compromise by any Schlumberger Released Party without its prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 Amendment. Each of the Schlumberger Parties and the Hanover Parties understands and agrees that this Agreement (including the releases included herein) is irrevocable and may not be amended, modified, changes or rescinded except in a writing agreed to by all parties to this Agreement.

         3.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile signatures will be deemed to be original signatures for all applicable purposes.

         3.3 Assignment. This Agreement may not be assigned (and any purported assignment shall be null and void) without the prior written consent of the non-assigning party.

         3.4 Successors and Assigns. Except as otherwise expressly provided herein, all agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto.

         3.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         3.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.

         3.7 Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the Borough of Manhattan in the City of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the Borough of Manhattan in the City of New York or a New York state court.

         3.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS,

AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         3.9 Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law; provided that if either party hereto effects such service of process by any method other than transmittal thereof via overnight courier, charges prepaid, such party shall simultaneously transmit a copy thereof via overnight courier, charges prepaid.

         3.10 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (a) consents, waivers, amendments and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         3.11 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

         3.12 Complete Agreement. This Agreement and the Exhibits hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supercedes all prior and contemporaneous negotiations and agreements, oral or written. All prior or contemporaneous negotiations or agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. Each of the parties hereto represents that no promises or inducements not herein expressed have been made to any party or have caused any party to sign this Agreement (or agree to the releases included herein). No representations, oral or written, are being relied upon by any party in executing this Agreement other than the express representations of this Agreement. All parties to this Agreement have negotiated and participated in its drafting (including the releases included herein) and the Agreement and terms hereof shall not be construed in favor of or against any party as the drafter of the Agreement.

         3.13 Severability. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

         3.14 Investigation. Each of the Schlumberger Parties and the Hanover Parties, through and by signature of an authorized officer below, represents that it has read this Agreement (including the releases included herein) and fully understands all of its and their terms; that it has conferred with its attorney prior to signing the same, or that it knowingly and voluntarily has chosen not to confer with its attorney; and that it understands any rights that it may have and signs this Agreement (and agrees to the releases included herein) with full knowledge of any such rights.

         3.15 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as STC designates by written notice to Hanover, and shall be deemed to have been given upon delivery, if delivered personally, two (2) business days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service:

         If to Hanover, to:

         Hanover Compressor Company
         12001 North Houston Rosslyn Road
         Houston, Texas 77086
         Attn: General Counsel
         Fax: (281) 405-6203

         If to STC, to:

         Schlumberger Technology Corporation
         300 Schlumberger Drive MD:23
         Sugar Land, Texas 77478
         Attn: General Counsel
         Fax: (281) 285-6952

         with a copy to (which shall not constitute notice):

         Gray Cary Ware & Freidenrich
         1221 South MoPac, Suite 400
         Austin, Texas 78746-6875
         Attn: Brian P. Fenske, Esq.
         Fax: (512) 457-7001

Delivery of notice to Hanover in compliance with this Section 3.15 shall constitute valid notice to the Hanover Parties and delivery of notice to STC in compliance with this Section 3.15 shall constitute valid notice to the Schlumberger Parties.

               [The rest of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    SCHLUMBERGER TECHNOLOGY
                                    CORPORATION

                                    By: /s/ Dean Ferris
                                        ----------------------------------------
                                    Name: Dean Ferris
                                    Title: Assistant Secretary


                                    SCHLUMBERGER OILFIELD HOLDINGS
                                    LIMITED

                                    By: /s/ Johnson O. Afllaka
                                        ----------------------------------------
                                    Name: Johnson O. Afllaka
                                    Title: President

                                    SCHLUMBERGER SURENCO S.A.

                                    By: /s/ [illegible]
                                        ----------------------------------------
                                    Name: [illegible]
                                    Title: President


                                    HANOVER COMPRESSOR COMPANY

                                    By: /s/ John E. Jackson
                                        ----------------------------------------
                                    Name: John E. Jackson
                                    Title: Senior Vice President and
                                           Chief Financial Officer


                                    HANOVER COMPRESSION LIMITED
                                    PARTNERSHIP

                                    By: /s/ John E. Jackson
                                        ----------------------------------------
                                    Name: John E. Jackson
                                    Title: Senior Vice President and
                                           Chief Financial Officer


                                 SIGNATURE PAGE
                           PIGAP SETTLEMENT AGREEMENT

                                                                         ANNEX A

                                 RELEASED CLAIMS

The following Claims shall constitute Released Claims for purposes of this
Agreement:

-        Any Claim under Section 1.2(a)(ii) of the Purchase Agreement.

-        Any Claim under Section 1.7 of the Purchase Agreement.

-        Any Claim under Section 5.11 of the Purchase Agreement.

- Any Claim under Article IX of the Purchase Agreement to the extent such Claim relates to Sections 1.2(a)(ii), 1.7 or 5.11 of the Purchase Agreement.

- Any Claim under the Letter Agreement dated August 7, 2001 from STC to Hanover relating to a delay or failure by PDVSA Petroleo y Gas, S.A. to consent to the transfer of the WilPro Interest (as defined in the Purchase Agreement).

- Any Claim under the form of the Hanover Note immediately prior to its amendment, modification and re-issuance in connection with this Agreement.

- Any Claims by the Hanover Releasing Parties against the Schlumberger Released Parties relating to, arising out of or in connection with WilPro, the WilPro Interest or the WilPro Companies (each as defined in the Purchase Agreement) other than pursuant to the agreements referenced herein entered into on or after the date hereof.

- Any Claims relating to, arising out of or in connection with the Hanover Restatements or the Hanover Litigation that have or could be asserted by the Hanover Releasing Parties against the Schlumberger Released Parties or by the Schlumberger Releasing Parties against the Hanover Released Parties.

                                                                         ANNEX B

                               HANOVER LITIGATION

HANOVER CLASS ACTION LITIGATION:

1        Pirelli Armstrong Tire Corp. Retiree Med. Benefits Trust v. Hanover Compressor Co., et. al., No. H-02-0410 (S.D.
         Tex. Filed Feb. 4, 2002).

2        McBride v. Hanover Compressor Co., et. al., No. H-02-0431 (S.D. Tex. Filed Feb. 5, 2002).

3        Koch v. Hanover Compressor Co., et. al., No. H-02-0441 (S.D. Tex. Filed Feb. 6, 2002).

4        Schneider v. Hanover Compressor Co., et. al., No. H-02-0491 (S.D. Tex. Filed Feb. 7, 2002).

5        Goldstein v. Hanover Compressor Co., et. al., H-02-0526 (S.D. Tex. Filed Feb. 11, 2002)

6        Noyes v. Hanover Compressor Co., et. al., H-02-0574 (S.D. Tex. Filed Feb. 14, 2002).

7        Rocha v. Hanover Compressor Co. et. al., H-02-0594 (S.D. Tex. Filed Feb. 19, 2002).

8        Peck v. Hanover Compressor Co., et. al., H-02-0627 (S.D. Tex. Filed Feb. 20, 2002).

9        Mueller v. Hanover Compressor Co., et. al., H-02-0652 (S.D. Tex. Filed Feb. 21, 2002).

10       Langhoff v. Hanover Compressor Co., et. al., H-02-0764 (S.D. Tex. Filed Mar. 1, 2002).

11       Fox v. Hanover Compressor Co., et. al., H-02-0815 (S.D. Tex. Filed Mar. 5, 2002).

12       Rosen v. Goldberg, et. al., H-02-0959 (S.D. Tex. Filed Mar. 12, 2002).

13       Detectives Endowment Ass'n Annuity Fund v. Hanover Compressor Co., et. al., H-02-1016 (S.D. Tex. Filed Mar. 14,
         2002).

14       Montag v. Hanover Compressor Co., et. al., H-02-1030 (S.D. Tex. Filed Mar. 15, 2002).

15       Anderson v. Hanover Compressor Co., et. al., H-02-2306 (S.D. Tex. June 20, 2002).

HANOVER DERIVATIVE LITIGATION:

1        Coffelt Family, LLC v. O'Connor, et. al., 19410 NC (Del. Ch. Filed Feb. 15, 2002).

2        Harbor Fin. Partners v. McGhan, et. al., H-02-0761 (S.D. Tex. Filed Mar. 1, 2002).

3        Carranza v. O'Connor, et. al., H-02-1430 (S.D. Tex. Filed Apr. 18, 2002).

4        Steves v. O'Connor, et. al., 02-1527 (S.D. Tex. Filed Apr. 24, 2002).

5        Koch v. O'Connor, et. al., H-02-1332 (S.D. Tex. Filed Apr. 10, 2002).

6        Hensley v. McGhan, et. al., 2002-30987 (Tex. Dist. Ct. (Harris Co.) Filed June 20, 2002)).

ERISA COMPLAINTS:

1        Angleopoulos v. Hanover Compressor Co., et. al., H-03-1064 (S.D. Tex. Filed Mar. 26, 2003).

2        Freeman v. Hanover Compressor Co. et. al., H-03-1095 (S.D. Tex. Filed Mar. 31, 2003).

3        Kirkley v. Hanover Cos., et. al., H-03-1155 (S.D. Tex. Filed Apr. 4, 2003).

                                       B-1